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                                                                    Exhibit 99.1

             IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

From time to time, Artificial Life, Inc. (the "Company"), through its management, may make forward-looking statements, such as statements concerning the expected future revenues or earnings or concerning projected plans, performance, conduct, product development and commercialization, as well as estimates relating to future operations. There are certain risk factors that could cause future results to differ materially from those anticipated by management including, but not limited to, the following:

RECENT CHANGE IN STRATEGY. The Company was incorporated in Delaware in November 1994 as Neurotec International Corp., a wholly owned subsidiary of Neurotec Hochtechnologie GmbH ("Neurotec GmbH"), a German multimedia and Internet solutions company owned by Eberhard Schoneburg, Artificial Life's
President, Chief Executive Officer and Chairman, and two corporate investors: a major German retailer and an industrial conglomerate. In July 1997, Mr. Schoneburg sold all of his shares of Neurotec GmbH to the two remaining stockholders and contemporaneously purchased 100% of the shares of Neurotec International Corp. from Neurotec GmbH (the "Management Buyout"). In August 1997, the Company's name was changed to Artificial Life, Inc. Moreover, the Company has recently changed its primary business focus from software consulting to the development, marketing and support of its ALife product suite of "intelligent" software robots (also known as software agents). Accordingly, the Company is in the initial phase of rolling out its software products and is subject to certain risks inherent in launching new products. To address these risks, the Company must, among other things, complete development of its software robot products, enter into strategic relationships, marketing and distribution arrangements, respond to competitive developments, and attract, retain and motivate qualified personnel. In addition, because the Company has adopted this new business strategy, results of operations to date are not reflective of the Company's future results of operations. The Company's decision to develop, market and support software robot products is predicated on the assumption that the demand for such products will be large enough to permit the Company to operate profitably. There can be no assurance that the Company's assumption will be correct or that the Company will be able to successfully compete as a provider of such products. If the Company's assumption is not accurate, or if the Company is unable to compete as a provider of agent-based software products, the Company's business, prospects, financial condition and results of operations will be materially adversely affected.

MINIMAL REVENUES AND RECENT LOSSES; PERIOD TO PERIOD COMPARISONS; LIMITED OPERATING HISTORY; ANTICIPATION OF CONTINUED LOSSES. Since its incorporation in November 1994, the Company has been engaged primarily in the provision of software consulting services and to date has generated limited revenues. Through July 3, 1997, the Company had recorded cumulative net income in predecessor operations of $138,084 primarily through its software consulting business, a significant majority of which business was with the Company's former parent company and affiliates thereof and ceased shortly after the Management Buyout on July 4, 1997. As a consequence of the Company's recent change in its primary business focus from software consulting to the development, marketing and support of its ALife suite of SmartBot software products, the Company expects that an increasing percentage of its future revenues will be derived from sales and services associated with its software robot products and that revenues from its consulting business, as a percentage of gross revenues, will significantly decrease over time. Accordingly, past financial results do not reflect the results of the Company's current business activities. In the year ended December 31, 1998, the Company incurred a net loss of $2,191,206. Furthermore, its limited operating history leads the Company to believe that period-to-period comparisons of its operating results are not meaningful and that the results for any period should not be relied upon as an indication of future performance. The Company faces the risks and problems associated with pursuing a new business strategy and has a limited operating history on which to evaluate its future prospects. Such prospects should be considered in light of the risks, expenses and difficulties frequently encountered in launching new products in a new and emerging industry characterized by rapid technological change, a number of potential market entrants and intense competition. The Company expects to incur significant losses until at least the year 2000. There can be no assurance that the



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Company will achieve or sustain significant revenues or become cash flow positive or profitable in the near future or ever.

DEPENDENCE ON EMERGING MARKETS; ACCEPTANCE OF THE COMPANY'S PRODUCTS. The Company's future financial performance will depend in large part on the growth in demand for agent-based software products, such as the Company's suite of SmartBot products. This market is new and emerging, is rapidly evolving, is characterized by an increasing number of market entrants and will be subject to frequent and continuing changes in customer preferences and technology. As is typical in new and evolving markets, demand and market acceptance for the Company's technologies is subject to a high level of uncertainty. Because the market for the Company's products is evolving, it is difficult to assess or predict with any assurance the size or growth rate, if any, of this market. There can be no assurance that a significant market for the Company's products will develop, or that it will develop at an acceptable rate or that new competitors will not enter the market. In addition, even if a significant market develops for such products, there can be no assurance that the Company's products will be successful in such market. If a significant market fails to develop, develops more slowly than expected or attracts new competitors, or if the Company's products do not achieve market acceptance, the Company's business, prospects, financial condition and results of operations will be materially adversely affected.

COMPETITION. The market for the Company's products and services is new, evolving and growing rapidly. Competition can be expected to intensify significantly as the market matures and the more established software companies become increasingly involved. Barriers to entry are relatively insubstantial. Although the Company has not yet identified any competitors in exactly the same areas in which it is active, there are companies that have overlapping activities and therefore could be regarded as competition to Artificial Life. The Company believes that the principal competitive factors affecting the market for the Company's products include core technology, delivery methods, brand recognition, ease of use and interfaces. The relative importance of each of these factors depends upon the specific customer involved. There can be no assurance that the Company will be able to compete effectively with respect to any of these factors.

The Company's present or future competitors may be able to develop products comparable or superior to those offered by the Company or adapt more quickly than the Company to new technologies or evolving customer requirements. In order to be successful in the future, the Company must respond to technological change, customer requirements and competitors' current products and innovations. In particular, while the Company is currently developing products and product enhancements that it believes address customer requirements, there can be no assurance that the Company will successfully complete the development or introduction of these products and product enhancements on a timely basis or that these products and product enhancements will achieve market acceptance. Accordingly, there can be no assurance that the Company will be able to compete effectively in its market, that competition will not intensify or that future competition will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

PRODUCT CONCENTRATION. The Company expects to derive an increasing percentage of its revenues from sales of its SmartBot software robot products and associated services. Broad market acceptance of these products is critical to the Company's future success. As a result, failure to achieve broad market acceptance, or, if achieved, future declines in demand of these products as a result of competition, technological change, ease of use or otherwise would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. In addition, the Company's future financial performance may depend in part on the successful development, introduction and customer acceptance of future versions of the Company's software robot products, and there can be no assurance that any such future products will achieve market acceptance.



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PRODUCT DEFECTS AND PRODUCT LIABILITY. The Company's software robot products are complex and could from time to time contain design defects or software errors that could be difficult to detect and correct. There can be no assurance that, despite testing by the Company, errors will not be found in the Company's products which could result in delay in or inability to achieve market acceptance and thus could have a material adverse effect upon the Company's business, prospects, financial condition and results of operations.

Because the Company's software robot products can be used by its clients to perform mission critical functions, design defects, software errors, misuse of the Company's products, incorrect data from external sources or other potential problems within or out of the Company's control that may arise from the use of the Company's products could result in financial or other damages to the Company's clients. The Company maintains only limited product liability insurance, and such insurance may likely not be adequate to effectively protect the Company against product liability claims and the costs and expenses associated therewith. The Company anticipates that its sales and licensing agreements with its clients will typically contain provisions designed to limit the Company's exposure to potential claims. Such provisions, however, may not effectively protect the Company against such claims and the liability and costs associated therewith. Accordingly, any such claim could have a material adverse effect upon the Company's business, prospects, financial condition and results of operations.

RAPID TECHNOLOGICAL CHANGE. To remain competitive, the Company must continue to enhance and improve the ease of use, responsiveness, functionality and features of its family of SmartBot software robot products. The industry in which the Company operates is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new products and service introductions embodying new technologies and the emergence of new industry standards and practices that could render the Company's existing products and proprietary technology and software obsolete. The Company's success will depend, in part, on its ability to enhance its existing products, develop new products and technologies that address the increasingly sophisticated and varied needs of its customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. There can be no assurance that the Company will successfully develop, license or acquire and implement new technologies or adapt its proprietary technology and products to customer requirements or emerging industry standards. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL. The Company's performance is substantially dependent on the continued services and performance of its senior management and other key personnel, particularly Eberhard Schoneburg, the Company's President, Chief Executive Officer and Chairman. The Company has entered into an employment agreement with Mr. Schoneburg, as well as with Robert Pantano, its Chief Financial Officer, and Klaus Kater, its Chief Technology Officer. The Company does not maintain key man life insurance on any of its senior management or key personnel. The Company's performance also depends upon the Company's ability to retain and motivate its other officers and key employees. The loss of the services of, and the failure to promptly replace, any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled software engineers and managerial and marketing personnel. There is currently a shortage of qualified software engineers and programmers. Competition for such personnel is intense, and there can be no assurance that the Company will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.


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DEPENDENCE ON THIRD PARTY CONTRACTORS. The Company intends to use consultants to complete portions of the development work on its ALife suite of SmartBot software products and to assist customers in the installation and support of the Company's SmartBot software products. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting or retaining such consultants. In addition, the Company's ability to provide its software consulting services and introduce its products is dependent, in part, on the ability of these independent consultants to complete their engagements in a timely and cost-effective manner. In particular, consulting resources will be required to install, support and customize the Company's software products, including creating the content of the Knowledge Bases (databases which can be combined or exchanged to give the derived products differing sets of expertise). Therefore, the availability of such resources will directly impact sales of such products. Some of these consultants will be employees of other companies who will only be able to work on the Company's products on a part-time basis. If the Company is not successful in attracting the necessary consultants or if such consultants cannot complete the necessary tasks in a timely and cost-effective manner, the Company's business, prospects, financial condition and results of operations could be materially adversely affected.

RISKS ASSOCIATED WITH INTERNATIONAL SALES. A key component of the Company's strategy is to expand its sales in foreign markets, especially in Europe. The Company anticipates that it will expend significant financial and management resources to develop programs of partnering and strategic investments internationally. If the revenues generated by these marketing programs are insufficient to offset the expense of establishing and maintaining such programs, the Company's business, prospects, financial condition and results of operations could be materially adversely affected. There can be no assurance that the Company will be able to expand its sales in foreign markets.

The Company's international sales are subject to certain risks not inherent in its domestic sales, including political and economic instability in foreign markets, restrictive trade policies of foreign governments, local economic conditions in foreign markets, potentially adverse tax consequences and the burdens on customers of complying with a variety of applicable laws. All of such factors may suppress demand for the Company's services and products. The impact of such factors on the Company's business is inherently unpredictable. There can be no assurance that such factors will not have a material adverse effect upon the Company's revenues from international sales and, consequently, the Company's business, prospects, financial condition and results of operations.

DEPENDENCE ON CONTINUED GROWTH OF INTERNET AND ONLINE COMMERCE. The Company's future revenues and any future profits are in a large part dependent upon the willingness of consumers to accept the Internet as an effective medium of commerce and for obtaining information. The Company is especially dependent upon the long-term acceptance and growth of online commerce. Rapid growth in the use of and interest in online services is a recent phenomenon, and there can be no assurance that such acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty. For the Company to be successful, consumers must accept and utilize this novel way of conducting business and obtaining information.

The Internet may not be accepted by consumers as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure of the Internet and other online services will be able to support the demands placed upon them. In addition, Internet services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of online activity or due to increased government regulation. Changes in or insufficient availability of


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telecommunications services to support Internet services also could result in slower response times and adversely affect usage of the Internet and other online services generally. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for Internet services does not effectively support the growth that may occur, or if the Internet does not become a viable commercial marketplace, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS. The Company will be relying upon trade secrets, know-how, copyrights and continuing technological innovations to develop and maintain its competitive position. The Company seeks to protect such information, in part, by confidentiality agreements with its corporate partners, collaborators, employees and consultants. These agreements provide that all confidential information developed or made known during the course of the individual's or entity's relationship with the Company is to be kept confidential and not be disclosed to third parties except in specific circumstances. The Company has caused each of its employees to execute forms of Confidentiality and Inventions Agreements which provide that, to the extent permitted by applicable law, all inventions conceived by the individual during the individual's employment are the exclusive property of the Company. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors. Further, there can be no assurance that the Company will be able to protect its trade secrets and copyrights, or that others will not independently develop substantially equivalent proprietary information and techniques.

The Company has no patents or patent applications pending, nor does it have any registered copyrights. There can be no assurance that the existing or future patents of third parties will not have an adverse effect on the ability of the Company to continue to commercialize its products. Furthermore, there can be no assurance that other companies will not independently develop similar products or duplicate any of the Company's planned products or obtain patents that will require the Company to alter its products or processes, pay licensing fees or cease development of its planned products. The occurrence of any such event may have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

NEED FOR ADDITIONAL CAPITAL. The Company currently believes the net proceeds from its initial public offering, together with the Company's existing cash, cash equivalents, short-term investments and other cash generated from operations, will enable the Company to maintain its current and planned operations at least through July 2000, although there can be no assurance that the Company will not have additional capital needs prior to such time. Delays in the completion of software development programs are common in the industry. If the Company experiences delays in the scheduled development of its initial SmartBot software robot products, it may require substantial additional funds until such time as products are completed and cash generated from sales of products and services is sufficient to fund continued growth of the business. In the event that such additional financing is necessary, the Company may seek to raise such funds through public or private equity or debt financing or other means. No assurance can be given that additional financing will be available when needed, or that, if available, such financing will be obtained on terms acceptable to the Company. To the extent that the Company raises additional capital by issuing equity securities, ownership dilution will result to existing stockholders. In the event that adequate funds are not available, the Company's business, prospects, financial condition and results of operations may be materially adversely affected.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT. The Company believes that establishing and maintaining brand identity is a critical aspect of its strategy. Furthermore, the Company believes that brand recognition will become increasingly important as low barriers to entry encourage competition in the software robot industry. In order to attract and retain customers and strategic partners, and in response to competitive pressures, the Company intends to substantially increase its financial commitment to the creation and maintenance of brand development. The Company plans to accomplish this, although not exclusively, through


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advertising campaigns in several forms of media, including radio, television, print and trade shows, with a particular emphasis on the Internet channels. If the Company does not generate a corresponding increase in revenue as a result of its branding efforts or otherwise fails to promote its brand successfully, or if the Company incurs excessive expenses in an attempt to promote and maintain its brand, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

RISKS OF DOING BUSINESS ABROAD. The Company anticipates that some of the consultants it may hire to complete portions of the development work on its products may be located in foreign countries. In addition, the Company intends to organize additional subsidiaries in foreign countries. As a result, the Company may be subject to a number of risks, including, among other things, difficulties relating to administering its business globally, managing foreign operations, currency fluctuations, restrictions against the repatriation of earnings, export requirements and restrictions, and multiple and possibly overlapping tax structures. The realization of any of the foregoing could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

During 2002, all European Union countries are expected to be operating with the euro as their single currency. Uncertainty exists as to the effect the euro will have on the marketplace. Additionally, all of the final rules and regulations have not yet been defined and finalized by the European Commission with regard to the euro currency. The Company cannot yet predict the anticipated impact of the euro conversion on the Company.

DEPENDENCE ON THIRD PARTY LICENSES. The Company is designing its SmartBot software products to recognize voice input as well as text-based input. The voice recognition capabilities of these products will depend to a large extent on the availability of highly accurate voice recognition software packages, which the Company intends to license from third parties rather than develop itself. The Company believes that the success of its products will depend to a large extent on its ability to allow users to interact in a natural conversational manner. There can be no assurance that the Company will be successful in identifying third party voice recognition software which will successfully interact with its products or that the Company will be able to license such software products on commercially reasonable terms, or at all. Failure by the Company to successfully identify viable voice recognition software or enter into license agreements could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES. The Company believes that it is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, a number of domestic and foreign laws and regulations covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services are being considered and may be enacted. The European Community has already adopted a directive restricting the use of personal data. The adoption of such laws or regulations may decrease the growth in use of the Internet, which would, in turn, decrease the demand for the Company's products and services and increase the Company's cost of doing business. Moreover, the applicability to online services of existing domestic and foreign laws in various jurisdictions governing issues such as intellectual property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to online services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject the Company to additional state sales and income taxes. As some of the Company's products will be available over the Internet in multiple states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state and foreign country. The failure by the Company to qualify as a foreign


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corporation in a jurisdiction where it is required to do so could subject the
Company to taxes and penalties for the failure to do so. It is possible that the governments of other states and foreign countries also might attempt to regulate the Company's transmissions of content on its Web sites or prosecute the Company for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that the Company might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future.

In addition, several telecommunications carriers are petitioning to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate Internet service providers ("ISPs") and online service providers ("OSPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions is granted, or the relief sought therein is otherwise obtained, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet. Any such new legislation or regulation or application or interpretation of existing laws could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

INTERNET COMMERCE SECURITY RISKS. A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect data. If any such compromise of the Company's security were to occur it could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third party contractors involve the storage and transmission of proprietary information, security breaches could expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches would not have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

YEAR 2000 COMPLIANCE. The Company uses a significant number of computer software programs and operating systems in its internal operations. The use of computer programs that rely on two-digit date programs to perform computations and decision-making functions may cause computer systems to malfunction in the Year 2000 and lead to significant business delays and disruptions. The Company has analyzed the software applications that it uses or has developed and believes that they are Year 2000 compliant. However, until the Year 2000 arrives, the Company cannot be absolutely certain that its analysis is correct. The costs of any Year 2000 remedial modifications must be expensed in the year incurred, and thus will impact the Company's earnings. The Company is currently unable to predict the extent to which it would be vulnerable to any failure by its clients or suppliers to remediate any Year 2000 issues on a timely basis. The failure of a client or supplier subject to the Year 2000 to convert its systems on a timely basis or a conversion that is incompatible with the Company's systems could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. In addition, the Company's products are designed to operate with third party software and data. The operation of the Company's existing and proposed products will be adversely affected if such third party software and data are not Year 2000 compliant or if such third parties have not used compatible technology in achieving compliance.